Exhibit 32.1

                                WRITTEN STATEMENT
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350

     The undersigned, John A. Irwin and Lawrence J. Bolton, the Principal Executive Officer and the Principal Financial Officer, respectively, of Trust created pursuant to the Trust Agreement, dated as of February 25, 1986, as amended and restated pursuant to the Amended and Restated Trust Agreement, dated as of August 31, 1987, as amended on August 31, 1988, and as amended and restated pursuant to the Second Amended and Restated Trust Agreement, dated as of September 29, 1995, as amended on May 8, 2003, among Evergreen International Aviation Inc. (an assignee of Evergreen Holdings, Inc., as successor to 747, Inc. and King, Christian Inc.) and Delford M. Smith, as beneficiaries, and Wilmington Trust Company, not in its individual capacity, but solely as owner trustee (the "Trust Created February 25, 1986"), pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. ss.1350, hereby certify to the best of their knowledge that:

      (i) the Annual Report on Form 10-K of the Trust Created February 25, 1986 for the annual period ended February 29, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)); and

      (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated: May 28, 2004


                                              /s/  JOHN A. IRWIN
                                              ------------------
                                              John A. Irwin,
                                              Principal Executive Officer


                                              /s/    LAWRENCE J. BOLTON
                                              -------------------------
                                              Lawrence J. Bolton,
                                              Principal Financial Officer